UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

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Date of report (Date of earliest event reported): September 24, 2007

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-29525	33-0889197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

707 Westchester Avenue, Suite L7	10604
White Plains, New York	(Zip Code)
(Address of principal executive offices)

Registrant's telephone number, including area code: (914) 949-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

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CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

September 25, 2007

Item 1.02.  Termination of a Material Definitive Agreement.

On September 24, 2007, Debt Resolve, Inc. provided to Credint Holdings, LLC (“Credint Holdings”) a notice of termination, effective immediately, of the Securities Purchase Agreement that they entered into as of April 30, 2007, as amended (the “Securities Purchase Agreement”), with respect to Debt Resolve’s acquisition of Creditors Interchange Receivable Management, LLC (“Creditors Interchange”).

In the notice of termination, Debt Resolve indicated its decision to terminate was due to Creditors Interchange’s breach of its representations and warranties under the Securities Purchase Agreement related to its financial condition as well as the existence of a material adverse change in the financial condition of Creditors Interchange.

A copy of the notice of termination Debt Resolve sent to Credint Holdings is attached hereto as Exhibit 99.1 and a copy of Debt Resolve’s press release announcing the termination is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.2	Notice of Termination of Securities Purchase Agreement dated September 24, 2007.

99.1	Press Release of Debt Resolve, Inc. dated September 24, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEBT RESOLVE, INC.

Date: September 25, 2007	By:	/s/ James D. Burchetta
James D. Burchetta
Title Co-Chairman and Chief Executive Officer

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